As filed with the Securities and Exchange Commission on April 10, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ACCELERON PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0072226 (I.R.S. Employer Identification No.)

128 Sidney Street
Cambridge, Massachusetts 02139
(617) 649-9200
(Address, including Zip Code, of Principal Executive Offices)

Acceleron Pharma Inc. 2013 Equity Incentive Plan
(Full title of the plan)

John L. Knopf, Ph.D.
Chief Executive Officer and President
128 Sidney Street
Cambridge, Massachusetts 02139
(617) 649-9200
(Name, address and telephone number, including area code, of agent for service)

with copies to:

Marc Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000	John D. Quisel, Ph.D., Esq. Senior Vice President, General Counsel and Secretary Acceleron Pharma Inc. 128 Sidney Street Cambridge, Massachusetts 02139 (617) 649-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,297,281	$35.16	$45,612,399.96	$5,300.16
(1)
The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Acceleron Pharma Inc. (the “Registrant”) stated above consists of shares of Common Stock reserved under the Registrant's 2013 Equity Incentive Plan (the “Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2015 pursuant to the terms of the Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain anti-dilution and other provisions of the Plan.

(2)
Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported on the NASDAQ Global Market as of a date (April 8, 2015) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-192789) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-192789) is hereby incorporated by reference pursuant to General Instruction E.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December, 31, 2014;

(2) The Registrant’s Current Report on Form 8-K filed on March 6, 2015; and

(3) The description of the Registrant’s Common Stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 13, 2013, and any other amendments or reports filed for the purpose of updating such description (File No. 001-36065).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 10th day of April, 2015.

ACCELERON PHARMA INC.

By:	/s/ John L. Knopf, Ph.D.
John L. Knopf, Ph.D.
Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John L. Knopf, Ph.D., Kevin F. McLaughlin and John D. Quisel, Ph.D., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Acceleron Pharma Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John L. Knopf, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	April 10, 2015
John L. Knopf, Ph.D.

/s/ Kevin F. McLaughlin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 10, 2015
Kevin F. McLaughlin

/s/ Francois Nader, M.D.		April 10, 2015
Francois Nader, M.D.	Chair of the Board of Directors

/s/ Jean M. George		April 10, 2015
Jean M. George	Director

/s/ George Golumbeski, Ph.D.		April 10, 2015
George Golumbeski, Ph.D.	Director

/s/ Edwin M. Kania, Jr.		April 10, 2015
Edwin M. Kania, Jr.	Director

/s/ Terrence C. Kearney		April 10, 2015
Terrence C. Kearney	Director

/s/ Tom Maniatis, Ph.D.		April 10, 2015
Tom Maniatis, Ph.D.	Director

/s/ Terrance G. McGuire		April 10, 2015
Terrance G. McGuire	Director

/s/ Richard F. Pops		April 10, 2015
Richard F. Pops	Director

/s/ Joseph S. Zakrzewski		April 10, 2015
Joseph S. Zakrzewski	Director

INDEX OF EXHIBITS

Exhibit
Number	Description

4.1
Restated Certificate of Incorporation of Acceleron Pharma Inc. (previously filed as Exhibit 3.1 to the report on Form 8-K filed September 24, 2013 (File No. 001-36065) and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Acceleron Pharma Inc. (previously filed as Exhibit 3.2 to the report on Form 8-K filed September 24, 2013 (File No. 001-36065) and incorporated herein by reference)

4.3	Form of Common Stock Certificate, $0.001 par value per share (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-190417) and incorporated herein by reference)

4.4	Acceleron Pharma Inc. 2013 Equity Incentive Plan (previously filed as Exhibit 4.4 to the registration statement on Form S-8 (File No. 333-192789) and incorporated herein by reference)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page in Part II)

4